Exhibit 16.2

September 8, 2015

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100F Street Northeast
Washington, DC 20549-2000

RE:            ACCELERATED ACQUISITIONS XIX, INC.
File No. 000-1542624

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated September 8, 2015 of ACCELERATED ACQUISITIONS XIX, INC. ("the Registrant") and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.
Sincerely,
/s/ Anton & Chia, LLP